UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2024
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GoodRx Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (855) 268-2822
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
As previously disclosed in the Current Report on the Form 8-K filed by GoodRx Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, Adam Karol notified the Company on March 12,
2024 of his decision to resign as a member of the Board of Directors of the Company (the “Board”), effective as of March 22,
2024.
On May 29, 2024, the Board, upon the recommendation of its Nominating and Corporate Governance Committee,
elected Simon Patterson as a Class II director, effective immediately, to fill the vacancy on the Board created by the resignation of Adam Karol. As a Class II Director, Mr. Patterson’s term will expire at the Company’s 2025 Annual Meeting of
Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. The Board also appointed Mr. Patterson as a member of the Board’s Nominating and Corporate Governance Committee. The Board
has determined that Mr. Patterson qualifies as “independent” under the rules of The Nasdaq Stock Market LLC. Mr.
Patterson will not receive compensation for his service on the Board.
Mr. Patterson, age 51, is a Managing Director at Silver Lake, a global technology investment firm ("Silver Lake"), which he joined in 2005. Prior to joining Silver Lake, Mr. Patterson was a member of the founding management team of
Global Freight Exchange Limited, a logistics software company acquired by Descartes Systems Group, and worked in various management roles at the Financial Times, a leading news organization. Mr. Patterson serves on the board of directors of several private companies and is a Trustee and Vice Chairman of The Royal Foundation of The Prince and
Princess of Wales and a member of Mark Carney’s Panel of Senior Advisors at Chatham House. Previously, Mr. Patterson
served on the board of directors of various public companies, including Dell Technologies Inc., a leading technology company, from October 2013 to September 2023, and Tesco plc, a multinational grocery and general merchandise retailer, from April 2016 to June 2022, where he was a member of its audit committee. He also served as a Trustee of the Natural
History Museum in London. Mr. Patterson holds an M.A. from King's College, Cambridge University and an M.B.A. from the
Stanford University Graduate School of Business, where he was an Arjay Miller Scholar and received the Alexander
Robichek Award for Finance. The Company believes Mr. Patterson is qualified to serve on the Board because he has significant financial and management expertise and extensive experience in operating, advising and investing in technology and technology-enabled companies.
The Company is party to that certain Stockholders Agreement, dated as of September 22, 2020 (the “Stockholders
Agreement”), by and among the Company, SLP Geology Aggregator, L.P. (with certain affiliate stockholders, the “Silver Lake
Stockholders”), an entity affiliated with Silver Lake, and certain other stockholders of the Company (collectively, together with the Silver Lake Stockholders, the “Sponsor Stockholders”), pursuant to which the Company granted each Sponsor
Stockholder certain board designation rights subject to such Sponsor Stockholder’s ownership of specified percentages of the Company’s common stock. The Silver Lake Stockholders did not exercise their right under the Stockholders Agreement to fill the vacancy created by Adam Karol’s resignation and retain such right to designate one additional director. As discussed above, the Board’s Nominating and Corporate Governance Committee recommended, and the Board approved, the appointment of Mr. Patterson to fill the Class II vacancy. Except for the applicable matters regarding SLP Geology
Aggregator, L.P. and its affiliates disclosed in the Company’s most recent Definitive Proxy Statement, filed with the SEC on
April 25, 2024, there are no transactions in which the Company is a party and in which Mr. Patterson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Mr. Patterson has entered into the Company’s standard indemnification agreement for directors and officers, the form of which was previously filed by the Company as Exhibit 10.1 to the Registration Statement on Form S-1/A (File No.
333-248465) initially filed by the Company with the SEC on September 14, 2020.
Item 7.01. Regulation FD Disclosure.
A copy of the Company’s press release announcing the election of Mr. Patterson as a director and his committee assignment is attached hereto as Exhibit 99.1.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the
Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.
The following exhibits are included with this Current Report on Form 8-K:

99.1*	Press Release, dated May 30, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
*Furnished herewith.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date:	May 30, 2024	By:	/s/ Karsten Voermann
Name: Karsten Voermann Title: Chief Financial Officer